UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 13, 2024

CYTOSORBENTS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36792	98-0373793
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

305 College Road East Princeton, New Jersey	08540
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 329-8885

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	CTSO	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 13, 2024, CytoSorbents Corporation (the “Company”) issued a press release announcing the appointment of Peter J. Mariani as the Company’s new Chief Financial Officer, effective as of August 14, 2024 (the “Effective Date”). In connection with such appointment, the Company also announced the retirement of Ms. Kathleen P. Bloch, the Company’s then serving Chief Financial Officer, and her transition into a consulting role with the Company.

In connection with his appointment as the Company’s chief financial officer, Mr. Mariani and the Company entered into an employment agreement (the “Employment Agreement”) with an initial term commencing on the Effective Date and ending on December 31, 2025. The Employment Agreement will automatically renew for additional terms of one year unless the Company or Mr. Mariani provide sixty days’ written notice of non-renewal.

In accordance with the terms of the Employment Agreement, Mr. Mariani will receive an annual base salary of $425,000 and will be eligible to receive an annual cash bonus equal to up to 45% of Mr. Mariani’s base salary, payable contingent upon the achievement of annual management milestones and upon Mr. Mariani’s general performance. Additionally, beginning in 2025, Mr. Mariani will also be eligible to receive annual equity awards at the discretion of the Board.

On the Effective Date the Company issued to Mr. Mariani the following inducement awards pursuant to Rule 5635(c)(4) of the Nasdaq Stock Market Listing Rules, each pursuant to the terms of the Employment Agreement (the “Inducement Awards”):

Nonqualified Stock Options (Time- Based Vesting)	Nonqualified Stock Options (Performance- Based Vesting)	Restricted Stock Units	Change in Control Restricted Stock Units	Signing Restricted Stock Units
80,000 (1)	215,000 (2)	65,000 (3)	175,000 (4)	110,000 (5)

(1) Vest (i) with respect to 41,000 underlying shares of the Company’s common stock (the “Common Stock”) on the six-month anniversary of the Effective Date, and (ii) with respect to the remaining 39,000 underlying shares of Common Stock, in three equal installments of 13,000 shares each on the one-year, two-year and three-year anniversaries of the Effective Date, subject to Mr. Mariani’s continued service with the Company as of the applicable vesting date.

(2) Vest only upon the achievement of certain milestones pursuant to the terms of the Employment Agreement, but only to the extent such milestones are achieved by December 31, 2025 and subject to Mr. Mariani’s continued service with the Company as of the applicable vesting date.

(3) Vest in two equal installments on the one-year and two-year anniversaries of the Effective Date, subject to Mr. Mariani’s continued service with the Company as of the applicable vesting date.

(4) Vest only upon a Change in Control (as defined in the Employment Agreement), subject to Mr. Mariani’s continued service with the Company as of the applicable vesting date.

(5) Vest on the earlier of (i) a Change of Control (as defined in the Employment Agreement), and (ii) the four-year anniversary of the Effective Date, subject to Mr. Mariani’s continued service with the Company as of the applicable vesting date.

The Employment Agreement also provides for other customary benefits which include participation in employee benefit plans, paid time off and reimbursement of certain business-related expenses, including entertainment and travel expenses. In addition, the Employment Agreement provides for certain termination benefits in the event of termination without “Cause,” voluntary termination of employment for “Good Reason,” or in the event of a “Change of Control” of the Company, each as defined in the Employment Agreement.

Mr. Mariani, age 60, brings over 25 years of experience as a valued partner and strategic financial leader across several high growth medical device companies. Prior to joining the Company, Mr. Mariani served as CFO of Axogen, Inc (NASDAQ: AXGN), a medical technology company focused on peripheral nerve repair, from March 2016 to December 2023, most recently as its Executive Vice President & CFO from March 2021 to December 2023. At Axogen, Mr. Mariani was responsible for all finance and accounting functions, investor relations, information technology and security, and Global Quality. Prior to Axogen, Mr. Mariani was the Chief Financial Officer of Lensar, Inc., which at the time was privately-held and a global leader in next generation femtosecond laser technology for refractive cataract surgery. Prior to Lensar, he served as Chief Financial Officer at Hansen Medical, Inc., a publicly traded company that designed and manufactured medical robotics for positioning and control of catheter-based technologies. Accountant. Mr. Mariani earned a Bachelor of Science in accounting from Indiana University

There are no family relationships between Mr. Mariani and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company within the meaning of Item 401(d) of Regulation S-K under the Securities Act (“Regulation S-K”). Since the beginning of the Company’s last fiscal year, the Company has not engaged in any transaction in which Mr. Mariani had a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K.

In connection with Ms. Bloch’s retirement, the Company and Ms. Bloch entered into a Consulting Agreement, dated as of August 13, 2024 (the “Consulting Agreement”), pursuant to which Ms. Bloch will serve as a consultant to the Company.

In accordance with the terms of the Consulting Agreement, Ms. Bloch will, among other things, assist in and enable an effective transition in connection with the appointment of Mr. Mariani as the Company’s new Chief Financial Officer. Unless terminated earlier by Ms. Bloch or by the Company upon fourteen days’ notice, the Consulting Agreement will remain in effect until December 31, 2025 and thereafter as mutually agreed between the Company and Ms. Bloch (the “Term”).

During the Term, Ms. Bloch will be compensated at an hourly rate of $335 per hour. Restricted stock units awarded to Ms. Bloch prior to the date of the Consulting Agreement will continue to vest as scheduled during the Term and Ms. Bloch will be entitled to customary reimbursement for out-of-pocket expenses incurred in connection with her services under the Consulting Agreement.

Additionally, Ms. Bloch is eligible to receive from the Company reimbursement for the monthly cost of continued coverage under the Company’s group health plan pursuant to COBRA during the 12-month period immediately following her retirement date; provided, that Ms. Bloch is eligible and timely elects COBRA continuation coverage.

The foregoing summaries of the Employment Agreement and the Consulting Agreement do not purport to be complete and are qualified in their entirety by reference to the copies of the Employment Agreement and the Consulting Agreement filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, respectively, and are incorporated by reference herein.

Item 9.01	Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement, dated August 14, 2024, by and between the Company and Mr. Peter J. Mariani
10.2	Restricted Stock Unit Award Agreement (Inducement Award), dated as of August 14, 2024, by and between the Registrant and Peter Mariani
10.3	Nonstatutory Option Award Agreement (Inducement Award), dated as of August 14, 2024, by and between the Registrant and Peter Mariani
10.4	Nonstatutory Option Award Agreement (Inducement Award), dated as of August 14, 2024, by and between the Registrant and Peter Mariani
10.5	Consulting Agreement, dated August 13, 2024, by and between the Company and Ms. Kathleen P. Bloch.
99.1	Press Release issued on August 13, 2024
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 16, 2024	CYTOSORBENTS CORPORATION

	By:	/s/ Dr. Phillip P. Chan
	Name:	Dr. Phillip P. Chan
	Title:	Chief Executive Officer